Exhibit 10.2

AMENDMENT TO STOCK OPTION AND STOCK APPRECIATION RIGHT AWARDS
On November 6, 2014, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of UnitedHealth Group Incorporated (the “Company”), pursuant to Section 3(a) of the 2002 Stock Incentive Plan, as amended, and Section 3(a) of the 2011 Stock Incentive Plan, as amended, authorized an amendment to Stock Options and Stock Appreciation Rights granted to recipients based in the United States at the time of grant (“U.S. Recipients”) and outstanding as of November 6, 2014, to provide for their automatic exercise on the date of their expiration provided certain conditions are met as set forth below.
Stock Option Awards
Effective November 6, 2014, outstanding Stock Option certificates granted to U.S. Recipients are amended as follows:

1.
To the extent the vested and exercisable portion of the Option remains unexercised as of the close of business on the date the Option expires (the Expiration Date or such earlier date that is the last date on which the Option may be exercised pursuant to the terms of this Award), that portion of the Option will be exercised without any action by the Optionee in accordance with the terms of this Certificate if the Fair Market Value of a Share on that date is at least $0.01 greater than the Exercise Price and the exercise will result in Optionee receiving at least one Share.

2.	Effective Date: The amendment is effective as of November 6, 2014.

3.	Savings Clause. Save and except as otherwise expressly amended, this Award continues in full force and effect.
Stock Appreciation Right Awards (Stock-Settled)
Effective November 6, 2014, outstanding stock-settled Stock Appreciation Right certificates granted to U.S. Recipients are amended as follows:

1.
To the extent the vested and exercisable portion of the Stock Appreciation Right remains unexercised as of the close of business on the date the Stock Appreciation Right expires (the Expiration Date or such earlier date that is the last date on which the Stock Appreciation Right may be exercised pursuant to the terms of this Award), that portion of the Stock Appreciation Right will be exercised without any action by the Participant in accordance with the terms of this Certificate if the Fair Market Value of a Share on that date is at least $0.01 greater than the Exercise Price and the exercise will result in Participant receiving at least one Share.

2.	Effective Date: The amendment is effective as of November 6, 2014.

3.	Savings Clause. Save and except as otherwise expressly amended, this Award continues in full force and effect.